Exhibit 99.1

diaDexus, Inc. Reports 2012 First Quarter Financial Results

Seven consecutive quarters of revenue growth

SOUTH SAN FRANCISCO, Calif., May 8, 2012 — diaDexus, Inc. (OTC Bulletin Board: DDXS), a company focused on the development and commercialization of proprietary cardiovascular diagnostic products, today announced financial results for the first quarter of 2012.

Total revenues for the first quarter of 2012 were $4.9 million, a 49% increase over $3.3 million for the first quarter of 2011, marking seven consecutive quarters of year-over-year revenue growth. Total operating expenses for the quarter were $6.2 million, slightly more than the first quarter of 2011 due to higher product costs to support increased sales. The company’s net loss for the quarter narrowed to $1.3 million from a $2.5 million net loss in the first quarter of 2011. The improvement in net loss for the quarter was largely due to greater sales of our PLAC® ELISA kits in the United States. Net cash used in operating activities for the first quarter of 2012 was $0.8 million versus $1.9 million for the same period the year prior. Cash and investments at March 31, 2012 were $15.9 million compared to $17.2 million at December 31, 2011.

diaDexus maintained its guidance for 2012 total revenues at $20 to $21 million and left unchanged its projected cash use in operations at approximately $6 million for 2012. Future financing needs will depend on the company’s ability to continue increasing the rate of adoption for the company’s products by physicians and the company’s progress in achieving additional positive coverage decisions from insurers for the PLAC® Test.

“Our first quarter revenues reflect increased market acceptance of the PLAC® Test. diaDexus is poised to take advantage of continued growth in cardiovascular specialty laboratories, with over 80% of our revenues coming from this rapidly growing segment. We are seeing more and more physicians understanding the value of advanced cardiovascular risk profiling for reducing and preventing cardiac and stroke events. Our PLAC® Test ELISA Kit is becoming an integral part of these very important diagnostic tests,” said Brian Ward, Ph.D., diaDexus’ Chief Executive Officer.

Webcast

diaDexus will host a webcast on Tuesday, May 8 at 1:15 PM PDT (4:15 PM EDT) to discuss the 2012 first quarter results. The webcast may be accessed via the company’s website at www.diadexus.com/webcast.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, is focused on the development and commercialization of proprietary cardiovascular diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC® Test ELISA Kit is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The company’s PLAC® Test for Lp-PLA2 Activity, a CE-marked test, is an indicator of atherosclerotic cardiovascular disease, the #1 cause of death in Europe. diaDexus is ISO 13485 certified and is manufacturing the PLAC Test for Lp-PLA2 Activity on-site. For more information, please visit the company’s website at www.diaDexus.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that use terminology such as “will,” “potential”, “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include diaDexus’ ability to submit a new 510(k) application for, and obtain FDA clearance of, its new automated Lp-PLA2 Activity test; diaDexus’ ability to gain acceptance of its PLAC® Test products in the marketplace, including its ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; diaDexus’ high degree of customer concentration, including the downward pressure that its largest customers may be able to exert on its product pricing; diaDexus’ relationship with key customers, including GlaxoSmithKline, the licensor of Lp-PLA2; diaDexus’ reliance on a sole source third party manufacturer to manufacture and supply diaDexus’ PLAC® Test ELISA Kit; third party payors’ acceptance of and reimbursement for the PLAC® Tests; diaDexus’ ability to develop and commercialize new products and services; various risks associated with the international expansion of diaDexus’ business; diaDexus’ ability to successfully launch and commercialize the PLAC® Test for Lp-PLA2 Activity in Europe, and its dependence on its distributors for foreign sales of that test; diaDexus’ ability to initiate and continue to manufacture the PLAC® Test for Lp-PLA2 Activity at its facility in South San Francisco, California; the adequacy of diaDexus’ intellectual property rights; diaDexus’ ability to satisfy its obligations under its license agreements, to maintain its license rights under those license agreements and to enter into any necessary licenses on acceptable terms; diaDexus’ ability to attract, retain and motivate qualified personnel; the effects of U.S. and foreign government regulations and diaDexus’ ability to comply with such regulations; diaDexus’ limited revenue and cash resources; and diaDexus’ significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company. Additional factors that could cause diaDexus’ results to differ materially from those described in the forward-looking statements can be found in diaDexus’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

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DIADEXUS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
License revenue	$76	$76
Royalty revenue	1,037	1,005
Product sales	3,830	2,240

Total revenues	4,943	3,321
Operating costs and expenses:
Product costs	1,719	1,132
Sales and marketing	1,182	1,107
Research and development	1,292	1,492
General and administrative	1,976	2,114

Total operating costs and expenses	6,169	5,845

Loss from operations	(1,226)	(2,524)
Interest income, interest expense and other income (expense), net:
Interest income	7	17
Interest expense	(101)	—
Other income (expense), net	(3)	—

Loss before income tax	(1,323)	(2,507)
Income tax provision	(3)	(3)

Net loss	$(1,326)	$(2,510)

Basic and diluted net loss per share:	$(0.02)	$(0.05)

Weighted average shares used in computing basic and diluted net loss per share	53,067,045	53,067,057

DIADEXUS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,203	$10,484
Short-term investment securities	3,716	6,492
Accounts receivable	2,341	2,408
Inventories	163	117
Restricted cash	400	400
Assets held for sale	304	304
Prepaid expenses and other current assets	799	975

Total current assets	19,926	21,180
Long-term investments	—	250
Restricted cash	1,400	1,400
Property and equipment, net	1,485	1,350
Other long-term assets	150	175

Total assets	$22,961	$24,355

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,281	$882
Notes payable, current portion	790	372
Deferred revenues, current portion	342	331
Unfavorable lease obligations	515	492
Accrued and other current liabilities	2,053	2,469

Total current liabilities	4,981	4,546
Non-current portion of notes payable	4,119	4,526
Non-current portion of deferred revenue	454	530
Non-current portion of deferred rent	290	266
Non-current portion of unfavorable lease obligation	2,921	3,063
Other long term liabilities	301	284

Total liabilities	13,066	13,215
Stockholders’ equity:
Preferred stock	—	—
Common stock	531	531
Additional paid-in capital	205,634	205,557
Accumulated other comprehensive loss	(1)	(5)
Accumulated deficit	(196,269)	(194,943)

Total stockholders’ equity	9,895	11,140

Total liabilities and stockholders’ equity	$22,961	$24,355

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